UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On December 10, 2014, The Advisory Board Company (the “Company”) entered into a Stock Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”), with Royall Holdings, LLC (the “Seller”) and Royall Acquisition Co. (“Royall”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company will purchase 100% of Royall’s outstanding capital stock (the “Royall Stock”) from the Seller (the “Stock Purchase”). Upon the consummation of the Stock Purchase, Royall and Royall’s three wholly-owned subsidiaries will become wholly-owned subsidiaries of the Company.

At the closing of the Stock Purchase, the Company will pay the Seller, in consideration for the Royall Stock, a total purchase price consisting of $850 million, net of Royall’s cash on hand and Royall’s net indebtedness, which will be retired at the closing, and subject to a post-closing working capital adjustment. The purchase price consideration will consist of (a) $750 million in cash and (b) shares of Company common stock with a value of $100 million (the “Company Shares”). The share price used to calculate the number of Company Shares that will be issued to the Seller at the closing will be equal to the average of the volume-weighted averages of the trading prices of a share on the NASDAQ Global Select Market on each of the 15 consecutive trading days ending on (and including) the trading day that is two trading days before the closing date; provided, however, that this calculation is subject to a pricing collar under which the number of Company Shares issued at the closing will not be greater than 2,821,671 or less than 2,428,364.

The Company will fund the cash portion of the purchase price and the costs and expenses of the Stock Purchase through a combination of debt financing, which is expected to consist of the debt financing (the “Committed Financing”) described below under the caption “Financing Commitment Letter,” and cash on hand.

The Purchase Agreement contemplates that, at the closing of the Stock Purchase, the Company and the Seller will enter into a registration rights agreement under which the Company will agree to register the Company Shares under the Securities Act of 1933 (the “Securities Act”) for resale by the Seller in the public market upon demand by the Seller or in connection with other registered offerings of common stock by the Company. The Seller’s exercise of its registration rights will be subject to notice requirements, timing restrictions and volume limitations that may be imposed by the underwriter of an offering. The Company generally will be required to bear the expenses of any such registrations, except for underwriting discounts and commissions. Except as otherwise provided in the registration rights agreement, the Seller is prohibited under the registration rights agreement from selling, transferring or otherwise disposing of any Company Shares for 180 days after the Stock Purchase closing date without the Company’s prior written consent.

Neither the Purchase Agreement nor the Stock Purchase is subject to the approval of the Company’s stockholders. Completion of the Stock Purchase is subject to certain customary conditions precedent, including the expiration of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, each party’s compliance, in all material respects, with its obligations under the Purchase Agreement, the absence of an order or law enjoining or prohibiting the completion of the Stock Purchase, and the representations and warranties of each party being true and correct except, generally, where such failure to be correct would not have a material adverse effect on such party.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. During the period between the date of the Purchase Agreement and the closing of the Stock Purchase, the Purchase Agreement provides that, among other undertakings, Royall and its subsidiaries will conduct their business in the ordinary course and consistent with past practice.

The Purchase Agreement contains termination rights for both the Company and the Seller (on behalf of itself and Royall), including that either party may terminate the Purchase Agreement if the Stock Purchase has not closed for any reason on or prior to March 2, 2015. Upon termination of the Purchase Agreement under certain specified circumstances, the Company may be obligated to pay the Seller a $40 million termination fee as the sole and exclusive remedy of the Seller and Royall for such failure under the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference in this Item 1.01. The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by stockholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

Financing

On December 10, 2014, concurrently and in connection with the execution of the Purchase Agreement, the Company entered into a financing commitment letter (the “Commitment Letter”) with J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (“Bank of America”), pursuant to which JPMorgan Chase Bank and Bank of America (together with any other banks that enter into the Commitment Letter, the “Committing Banks”) have committed, subject to the satisfaction or waiver of the conditions set forth in the Commitment Letter, to provide the Company with $775 million of senior secured credit facilities (the “Credit Facilities”) for application to the Stock Purchase and the Company’s funding needs after the closing of the Stock Purchase. The commitments of the Committing Banks will expire on March 2, 2015.

The Credit Facilities will consist of (a) a term loan facility in the original principal amount of $725 million (the “Term Facility”) and (b) a revolving credit facility (the “Revolving Facility”) under which up to $50 million principal amount of borrowings and other credit extensions may be outstanding at any time. The proposed terms of the Credit Facilities summarized below are some of the principal terms specified in the Commitment Letter. The final terms of the Credit Facilities will be contained in definitive credit documentation that will be effective as of the consummation of the Stock Purchase.

The Company will be the borrower under the Credit Facilities. With certain exceptions, all of the Company’s obligations under the Credit Facilities will be guaranteed by each of its material direct and indirect majority-owned domestic subsidiaries, including Royall and Royall’s material majority-owned domestic subsidiaries. The obligations of the Company and each subsidiary guarantor under the Credit Facilities generally will be secured by first-priority security interests in substantially all of the tangible and intangible assets of the Company’s direct and indirect domestic subsidiaries, including a pledge of some or all of the capital stock of each subsidiary of the Company.

The Credit Facilities will contain customary negative covenants restricting certain actions that may be taken by the Company and its subsidiaries. Subject to specified exceptions, these covenants will limit the ability of the Company and its subsidiaries to incur indebtedness, create liens on their assets, pay cash dividends, repurchase the Company’s common stock and make other restricted payments, make investments in or loans to other parties, sell assets, engage in mergers and acquisitions, enter into transactions with affiliates, enter into sale and leaseback transactions, and change their businesses. The Credit Facilities also will contain customary affirmative covenants, including, among others, covenants requiring compliance with laws, maintenance of corporate existence, licenses, properties and insurance, payment of taxes and performance of other material obligations, and delivery of financial and other information to the lenders.

The Credit Facilities will contain customary events of default, including an event of default upon a change of control of the Company. An event of default also will occur under the Credit Facilities, subject to customary grace periods for some covenants, if the Company or, in some cases, a subsidiary guarantor fails to make payments when due, makes a material misrepresentation, fails to comply with affirmative or negative covenants, defaults on other material indebtedness, fails to discharge material judgments, becomes subject to certain claims under ERISA, or, in the case of the Company or a material subsidiary, becomes subject to specified events of bankruptcy, insolvency, reorganization or similar events.

Term Facility. All $725 million of term loans available under the Term Facility will be drawn at the closing of the Stock Purchase to pay a portion of the cash purchase price for the Royall Stock. The Company will be able to elect, subject to pro forma compliance with specified financial tests and other customary conditions, to solicit the lenders under the Credit Facilities or other prospective lenders to add one or more incremental term loan facilities to the Credit Facilities or to increase commitments under the Revolving Facility in an aggregate amount of at least $100 million.

The Term Facility will mature, and all outstanding term loans under the facility will become due and payable, on the seventh anniversary of the facility closing date. The term loans will be repayable in equal quarterly installments of 1% per year until the maturity date. The Company will be required to make principal prepayments under the Term Facility from (a) specified excess cash flows from operations and (b) the net proceeds of specified types of asset sales and incurrences of debt. The Company will be able to prepay outstanding term loans without premium or penalty, except that a prepayment fee equal to 1% of the aggregate amount of any prepayment will be required during the first year of the facility in connection with prepayments that involve specified types of repricings.

Amounts drawn under the Term Facility generally will bear interest, payable quarterly, at an annual rate calculated, at the Company’s option, on the basis of either (a) an alternate base rate plus an initial margin of 3.00%, or (b) for eurocurrency loans, the applicable London interbank offered rate (“LIBO rate”) plus an initial margin of 4.00%, subject in each case to decreases based on a financial test. The interest rate on the alternate base rate loans will fluctuate as the base rate fluctuates, while the interest rate on the eurocurrency loans will be adjusted at the end of each applicable interest period. Interest on alternate base rate loans will be payable quarterly in arrears, while interest on eurocurrency loans will be payable at the end of each applicable interest period, except that, in the case of any interest period longer than three months, interest will be payable at the end of each three-month period.

The Term Facility will not require compliance with any financial maintenance covenant.

Revolving Facility. The Revolving Facility will mature on the fifth anniversary of the facility closing date. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility. The Revolving Facility is expected to be undrawn at the facility closing date. The Company may use the proceeds of borrowings under the Revolving Facility, when drawn, to finance working capital needs and for general corporate purposes, including permitted acquisitions.

Amounts drawn under the Revolving Facility generally will bear interest, payable quarterly, at an annual rate calculated, at the Company’s option, on the basis of either (a) an alternate base rate plus an initial margin of 2.50%, or (b) for eurocurrency loans, the applicable LIBO rate plus an initial margin of 3.50%, subject in each case to decreases based on compliance with a financial test.

The Revolving Facility will require quarterly compliance with a maximum first lien leverage ratio.

The information set forth in Item 3.02 of this report is incorporated by reference in this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 3.02.

The Company will issue the Company Shares to the Seller for the consideration and in the circumstances described in Item 1.01 of this report in a non-public offering in reliance on exceptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Seller has represented to the Company that the Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act, will not acquire the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, and has received and has had access to adequate information about the Company. The Company Shares will be subject to restrictions on transfer and will be evidenced by certificates bearing restrictive legends relating to compliance with the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The Company herewith files a copy of the Purchase Agreement as Exhibit 2.1.

Exhibit No.	Exhibit

2.1*	Stock Purchase Agreement, dated as of December 10, 2014, by and among Royall Holdings, LLC, Royall Acquisition Co. and The Advisory Board Company

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: December 11, 2014	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Stock Purchase Agreement, dated as of December 10, 2014, by and among Royall Holdings, LLC, Royall Acquisition Co. and The Advisory Board Company

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.